                                                                     EXHIBIT 4.4

         THIS CERTIFICATE IS A GLOBAL INCOME DEPOSIT SECURITY ("IDS") AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS CERTIFICATE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE, AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

         EACH IDS INITIALLY CONSISTS OF ONE SHARE OF COMMON STOCK, $0.01 PAR VALUE, OF VOLUME SERVICES AMERICA HOLDINGS INC. (THE "COMMON STOCK") AND THE 13.5% SUBORDINATED NOTES DUE 2013 IN A PRINCIPAL AMOUNT OF $5.70 OF VOLUME SERVICES AMERICA HOLDINGS INC. (THE "NOTES"). THE COMMON STOCK AND NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER UNTIL SEPARATED IN ACCORDANCE WITH THE TERMS OF THIS CERTIFICATE.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                                        IDSs

No.                                                                    CUSIP No.
                                                                       ISIN:

         Volume Services America Holdings, Inc., a Delaware corporation (the "Company") hereby certifies that Cede & Co., or its registered assigns, is the registered owner of the number of Income Deposit Securities ("IDSs") listed on Schedule A hereto.

         Each IDS consists of one share of Common Stock, par value, $0.01 per share of the Company (the "Common Stock") (subject to adjustment in case of a stock split, stock dividend or reclassification of the Common Stock) and the 13.5% subordinated notes due 2013 in a $5.70 principal amount of the Company (the "Notes"). The global Note and global Common Stock certificate constituting part of this IDSs Certificate are each attached hereto, each of which are registered in the name of the nominee of The Depository Trust Company ("DTC"). The terms of the Notes are governed by an Indenture (the "Indenture") dated as of December 10, 2003, among the Company, the Guarantors named therein and The Bank of New York, as trustee (the "Trustee"), and are subject to the terms and provisions contained therein, all of which such terms and provisions the holder of this IDSs Certificate consents by acceptance hereof. The Company will furnish to any holder of this IDS Certificate upon written request and without charge a copy of the Indenture.

         Upon the occurrence of a stock split, stock divided or reclassification of the Common Stock, the IDS will automatically reflect such event and the Company will notify the IDS Transfer Agent and DTC in writing of such event and instruct them to reflect the resulting changes of Schedule B hereof. Immediately following the occurrence of any such event, the Company shall file with the Securities and Exchange Commission a Current Report on Form 8-K or any other applicable form, disclosing the changes in the ratio of common stock to principal amount of subordinated notes as a result of such event.

         This IDS Certificate is not valid unless countersigned and registered by the IDS Transfer Agent. Each of the Common Stock transfer agent and the Trustee under the Indenture shall countersign this IDS Certificate solely to acknowledge that the Common Stock and Notes constitute a part of the IDSs.

AUTOMATIC SEPARATION:

         Each IDS will automatically separate into one share of Common Stock (subject to adjustment in case of a stock split, stock dividend or reclassification of the Common Stock as reflected in Schedule B hereto) and the Notes in $5.70 principal amount upon the (i) date on which principal on the Notes becomes due and payable, whether at the stated maturity of the Notes or upon acceleration thereof, (ii) any redemption of the Notes or (iii) if DTC is unwilling or unable to continue as securities depository with respect to the IDSs or ceases to be registered clearing agency under the Securities Exchange Act of 1934 and the Company is unable to find a successor depository.

         In addition, upon a notice by the Company of the issuance by the Company of additional Notes pursuant to Section 4.14 of the Indenture ("New Notes") (i) the IDSs represented by this Certificate will be automatically separated into the Common Stock and the Notes represented hereby, (ii) this Certificate shall be canceled, and (iii) a new IDS Certificate(s) will be issued to the holder of this Certificate representing the same number of IDSs ("New IDSs"). Each New IDS will consist of one share of Common Stock (subject to adjustment in the case of a stock split, stock dividend or reclassification of the Common Stock as reflected in Schedule B hereto) and a combination of the Notes and New Notes, each in $5.70 principal amount, in proportion to the aggregate principal balances thereof.

VOLUNTARY SEPARATION:

         The registered holder of this Certificate is entitled, at any time and from time to time, on or after the earlier of (i) March 9, 2004, and (ii) the occurrence of a Change of Control (as defined in the Indenture), to separate the IDSs represented by this Certificate or any portion thereof for one share of Common Stock (subject to adjustment in case of stock split, stock dividend or reclassification of the Common Stock as reflected in Schedule B hereto) and the Notes in $5.70 principal amount for each IDS and the Company will take such action as is necessary to facilitate such voluntary separation.

RECOMBINATION:

         Any holder of Common Stock and Notes is entitled, at any time, to combine such holder's Common Stock and Notes to form IDSs.

                            [Signature page follows]

Dated:

                                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                                     By:_____________________________________

                                        Name:  Lawrence E. Honig
                                        Title: Chief Executive Officer

Countersigned and registered:

THE BANK OF NEW YORK
  as IDS Transfer Agent

By: _________________________________
         Authorized Signatory

Acknowledged:

THE BANK OF NEW YORK
  as Common Stock Transfer Agent

By:__________________________________
         Authorized Signatory

Acknowledged:

THE BANK OF NEW YORK
  as Trustee

By:__________________________________
         Authorized Signatory

                                                                      Schedule A

                                 NUMBER OF IDSs

         The number of IDSs represented by this global IDS Certificate is 16,785,450. The following increases or decreases have been made pursuant to and in compliance with the book-entry procedures of DTC:

                                                            Number of IDSs
            Number of IDSs prior    Increase     Decrease      After to
Date         to increase/decrease    amount       amount   increase/decrease     Signature
             --------------------    ------       ------   -----------------     ---------

                                                                      Schedule B

                        NUMBER OF SHARES OF COMMON STOCK

         The number of shares of Common Stock included in each IDS represented by this Certificate is initially one (1). The following adjustments have been made:

 Number of shares of Common Stock                                        Number of shares of Common Stock
   included in each IDS prior to                                          included in each IDS following
            adjustment                 Event triggering adjustment                  adjustment
            ----------                 ---------------------------                  ----------